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                                                                   EXHIBIT 5.1

                         SIMPSON THACHER & BARTLETT LLP
                              425 LEXINGTON AVENUE
                            NEW YORK, N.Y. 10017-3954
                                 (212) 455-2000

                            FACSIMILE: (212) 455-2502
DIRECT DIAL NUMBER                                               E-MAIL ADDRESS

                                          August 30,2004



      Hanmi Financial Corporation
      3660 Wilshire Boulevard
      Suite PH-A
      Lost Angeles, California 90010

      Ladies and Gentlemen:

            We have acted as counsel to Hanmi Financial Corporation, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the registration by the Company of 3,947,369 shares of its Common Stock, par value $0.001 per share (the "Shares"), originally issued and sold by the Company in a private placement which was consummated in April, 2004.

            We have examined the Registration Statement and a form of the share certificate. We also have examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

            In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

LOS ANGELES            PALO ALTO        HONG KONG         LONDON          TOKYO

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SIMPSON THACHER & BARTLETT LLP

    HANMI FINANCIAL CORPORATION        - 2 -                     AUGUST 30, 2004

            Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Shares are validly issued, fully paid and nonassessable.

            We do not express any opinion herein concerning any law other than the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).

            We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement.

                                             Very truly yours,

                                             /s/ SIMPSON THACHER & BARTLETT LLP

                                             SIMPSON THACHER & BARTLETT LLP